UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 22, 2006

ELEPHANT TALK COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in Charter)

California
(State or Other Jurisdiction of Incorporation)

000-30061
(Commission File Number)

95-4557538
(I.R.S. Employer Identification No.)

438 East Katella Avenue, Suite 217
Orange, California 92867
(Address of Principal Executive Offices) (Zip Code)

(714) 288-1570
(Registrant's Telephone Number, Including Area Code)

This Current Report on Form 8-K is filed by Elephant Talk CoMmunications, Inc., a California corporation (the "Registrant"), in connection with the items set forth below.

ITEM 1.01 - Entry In to a Material Definitive Agreement, and
ITEM 3.02 - Unregistered Sale of Equity Securities

On January 17, 2005, the Registrant entered into a Memorandum of Understanding with Beltrust AG, a corporation organized and existing under the laws of Switzerland (“Beltrust”), to acquire all of the issued and outstanding shares of Benoit Telecom Holding AG, a corporation organized and existing under the laws of Switzerland (“Benoit Telecom”). Benoit Telecom is a European-based telecom company. On November 17, 2006, the Registrant executed an Agreement of Purchase and Sale (the “Agreement”), with Beltrust and Elephant Talk Europe B.V., a corporation organized and existing under the laws of The Netherlands (the “Purchaser”), and a wholly owned subsidiary of the Registrant, providing for the purchase and sale of all of the issued and outstanding shares of Benoit Telecom by the Purchaser.

Pursuant to the Agreement, the Purchaser agreed to purchase from Beltrust all of the 100,000 issued and outstanding shares of Elephant Talk Communications Holding AG, formerly known as Benoit Telecom, in exchange for a) cash payment of $6,643,080 and b) 40,000,000 shares of the Registrant’s common stock. The parties acknowledged that $6,043,080 (equivalent to approximately Euros 4,625,000) had been previously paid by the Registrant on behalf of the Purchaser to an escrow agent as an earnest deposit. In addition, the remaining balance of the consideration, consisting of $600,000 of a cash payment and issuance of 40,000,000 shares by the Registrant, will be transferred to Beltrust within 30 days of the closing. The 100,000 shares of Elephant Talk Communications Holding AG will be transferred to the Purchaser as of the closing pursuant to the Agreement. The parties anticipate closing the transactions contemplated by the Agreement as promptly as practicably.

The Registrant financed the purchase price by a combination of its common stock and cash from internal sources, mainly from the $7.8 million of proceeds from the sale of shares in 2005 to Rising Water Capital, an accredited investor of the Registrant, which proceeds were put in the escrow.

In connection with the issuances of a total of 40,000,000 shares of restricted common stock under the Agreement, the Registrant intends to rely on the exemption from registration provided by Regulation S under the Securities Act of 1933, as amended (the “Act”). The bases for the availability of this exemption include the following:

1.
Beltrust is not a U.S. person and are not acquiring the shares of common stock of the Registrant for the account or for the benefit of any U.S. person and it is not a U.S. person who purchased the shares of common stock in a transaction that did not require registration under the Act;

2.	Beltrust has agreed to resell such common stock only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration;
3.	Beltrust has agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;
4.
Beltrust has consented to the certificate for the shares of common stock of the Registrant to contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration, and that hedging transactions involving the shares of common stock may not be conducted unless in compliance with the Act; and

5.
Beltrust acknowledges that the Registrant has agreed to refuse to register any transfer of the shares of common stock not made in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration.

ITEM 9.01 Financial Statements and Exhibits

(c) Exhibits

The following exhibits are filed herewith:

Exhibit Number          Description of Exhibit

10.1	Agreement of Purchase and Sale, dated November 17, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELEPHANT TALK COMMUNICATIONS, INC.

By: /s/ Steven van der Velden
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            Steven van der Velden
            Chief Executive Officer

Date: November 22, 2006